As filed with the Securities and Exchange Commission on April 30, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	47-0898685
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3980 Premier Drive High Point, North Carolina	27265
(Address of principal executive offices)	(Zip Code)

BNC BANCORP OMNIBUS STOCK OWNERSHIP AND

LONG TERM INCENTIVE PLAN, AS AMENDED

(Full title of plan)

W. Swope Montgomery, Jr.

President and Chief Executive Officer

BNC Bancorp

3980 Premier Drive

High Point, North Carolina 27265

(Name and address of agent for service)

(336) 476-9200

(Telephone number, including area code, of agent of service)

______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☑ Accelerated filer
☐ Non-accelerated filer (Do not check if smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, no par value	198,561 shares	$9.815	$1,948,876	$266

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average ($9.815) of the high and low prices of the common stock of BNC Bancorp as reported on the NASDAQ Capital Market on April 26, 2013.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT

TO GENERAL INSTRUCTION E OF FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-156067, relating to the offer and sale of the Common Stock of BNC Bancorp (the “Company”) under the BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan, are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 18, 2013;

(b)	The Company’s Current Reports on Form 8-K filed with the Commission on January 24, 2013, February 11, 2013, and April 15, 2013;

(c)	Those portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 16, 2013 deemed incorporated by reference into the Company’s Annual Report on Form 10-K;

(d)	The description of the Company’s common stock contained in the Company’s Registration Statement on S-3 (File No. 333-182848) filed with the Commission on July 26, 2012 and any amendment or report filed for the purposes of updating such description; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company with the Commission under Sections 13(a), 13(c), 14 and 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  Interests of Named Experts and Counsel.

Not applicable.

ITEM 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

(4)(i)	Articles of Incorporation, incorporated by reference to Exhibit (3)(i) to the Form 8-K filed with the Commission on December 18, 2002.

(4)(ii)	Articles of Amendment dated May 22, 2012, incorporated by reference to Exhibit 3.4 to the Form S-4/A filed with the Commission on July 2, 2012.

(4)(iii)	Bylaws, incorporated by reference to Exhibit (3)(ii) to the Form 8-K filed with the SEC on December 18, 2002.
(4)(iv)	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Commission on August 27, 2012.

(5)	Opinion of Womble Carlyle Sandridge & Rice, LLP regarding the legality of the securities being registered.

(23)(i)	Consent of Independent Registered Public Accounting Firm.

(23)(ii)	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5).

(24)	Powers of Attorney (included on the signature page).

(99)(i)	BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan, incorporated by reference to Exhibit (10)(vii) to the Form 10-K filed with the SEC on March 31, 2005.

(99)(ii)	Amendment No. 1 to BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan, incorporated by reference to Exhibit 10.3 to the Form 8-K filed with the SEC on June 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of High Point, State of North Carolina, on this 30th day of April, 2013.

BNC BANCORP

By:	/s/ W. Swope Montgomery, Jr.
Name: W. Swope Montgomery, Jr.
Title: President and Chief Executive Officer

Each of the undersigned, being a director and/or officer of the Company, hereby nominates, constitutes and appoints W. Swope Montgomery, Jr. and Richard D. Callicutt II, or either of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) or other appropriate form relating to the issuance of certain shares of the common stock, no par value, of the Company (the “Common Stock”) in connection with the BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan, as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of April 30, 2013.

/s/ W. Swope Montgomery, Jr.	/s/ David B. Spencer
Name: W. Swope Montgomery, Jr.	Name: David B. Spencer
Title: President, Chief Executive Officer and Director (Principal Executive Officer)	Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

____________________	/s/ Larry L. Callahan
Name: James T. Bolt, Jr.	Name: Larry L. Callahan
Title: Director	Title: Director

/s/ Richard D. Callicutt II	/s/ Joseph M. Coltrane, Jr.
Name: Richard D. Callicutt II	Name: Joseph M. Coltrane, Jr.
Title: Director	Title: Director

/s/ Charles T. Hagan, III	/s/ Elaine M. Lyerly
Name: Charles T. Hagan, III	Name: Elaine M. Lyerly
Title: Director	Title: Director

____________________	/s/ John S. Ramsey, Jr.
Name: Lenin J. Peters, M.D.	Name: John S. Ramsey, Jr.
Title: Director	Title: Director

____________________	/s/ Thomas R. Smith, CPA
Name: Thomas R. Sloan	Name: Thomas R. Smith, CPA
Title: Director	Title: Director

/s/ Robert A. Team, Jr.	/s/ G. Kennedy Thompson
Name: Robert A. Team, Jr.	Name: G. Kennedy Thompson
Title: Director	Title: Director

/s/ D. Vann Williford	/s/ Richard F. Wood
Name: D. Vann Williford	Name: Richard F. Wood
Title: Director	Title: Director

EXHIBIT INDEX

Exhibit No.	Description

(4)(i)	Articles of Incorporation, incorporated by reference to Exhibit (3)(i) to the Form 8-K filed with the Commission on December 18, 2002.

(4)(ii)	Articles of Amendment dated May 22, 2012, incorporated by reference to Exhibit 3.4 to the Form S-4/A filed with the Commission on July 2, 2012.

(4)(iii)	Bylaws, incorporated by reference to Exhibit (3)(ii) to the Form 8-K filed with the SEC on December 18, 2002.

(4)(iv)	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Commission on August 27, 2012.

(5)	Opinion of Womble Carlyle Sandridge & Rice, LLP regarding the legality of the securities being registered.

(23)(i)	Consent of Independent Registered Public Accounting Firm.

(23)(ii)	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5).

(24)	Powers of Attorney (included on the signature page).

(99)(i)	BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan, incorporated by reference to Exhibit (10)(vii) to the Form 10-K filed with the SEC on March 31, 2005.

(99)(ii)	Amendment No. 1 to BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan, incorporated by reference to Exhibit 10.3 to the Form 8-K filed with the SEC on June 18, 2010.